Exhibit 1.1

DIGITAL REALTY TRUST, INC.

Underwriting Agreement

New York, New York

April 4, 2007

CREDIT SUISSE SECURITIES (USA) LLC

As Representative of the Underwriters

named in Schedule I hereto

Eleven Madison Avenue,

New York, N.Y. 10010-3629

Ladies and Gentlemen:

Digital Realty Trust, Inc., a corporation organized under the laws of the State of Maryland (the “Company”), proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representative”) are acting as representative, the number of shares of 4.375% Series C Cumulative Convertible Preferred Shares (Liquidation Preference $25.00 Per Share) (the “Convertible Preferred Stock”), of the Company set forth in Schedule II hereto (said shares to be issued and sold by the Company being hereinafter called the “Underwritten Securities”). The Company also proposes to grant to the Underwriters an option to purchase up to the number of additional shares of Convertible Preferred Stock set forth in Schedule II hereto to cover over-allotments (the “Option Securities”; the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”). The Securities are described in the Prospectus which is referred to below. The Securities will be established by the Articles Supplementary to the Articles of Amendment and Restatement of the Company (the “Articles Supplementary”) to be filed with the State Department of Assessments and Taxation of the State of Maryland (the “SDAT”). To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representative as used herein shall mean you, as Underwriter, and the terms Representative and Underwriter shall mean either the singular or plural as the context requires. Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be, deemed to be included or incorporated by reference therein. Certain terms used herein are defined in Section 20 hereof.

1. Representations and Warranties. Each of the Company and its operating partnership subsidiary, Digital Realty Trust, L.P. (the “Operating Partnership”), jointly and severally represents and warrants to each Underwriter, and agrees with each Underwriter as set forth below in this Section 1.

(a) The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405 (file number 333-132980) on Form S-3, including a related base prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing. The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more Preliminary Prospectuses, each of which has previously been furnished to you. The Company will file with the Commission a Prospectus relating to the Securities in accordance with Rule 424(b). As filed, such Prospectus shall contain all information required by the Act and the rules thereunder, and, except for such modifications to which the Representative does not reasonably object, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other substantive changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

(b) On the Effective Date, the Registration Statement did, and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplements thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriters consists of the information described as such in Section 8 hereof.

(c) The Disclosure Package does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof. No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and, to the Company’s knowledge, no proceeding for that purpose has been instituted or threatened by the Commission or by the state securities authority of any jurisdiction. No order preventing or suspending the use of the Prospectus has been issued and, to the Company’s knowledge, no proceeding for that purpose has been instituted by the Commission or by the state securities authority of any jurisdiction.

(d)(i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, and (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405. The Company agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(e)(i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(f) Each Issuer Free Writing Prospectus, as of its date of issue, did not, does not or will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, including any document included or incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(g) All documents filed by the Company pursuant to Sections 12, 13, 14 or 15 of the Exchange Act, when they became or, prior to the settlement date for the Option Securities, become effective or were or, prior to the settlement date for the Option Securities, are filed with the Commission, as the case may be, complied or will comply in all material respects with the requirements of the Act and the rules thereunder or the Exchange Act and the rules thereunder, as applicable.

(h) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus, and to enter into and perform its obligations under this Agreement and as general partner of the Operating Partnership to cause the Operating Partnership to enter into and perform the Operating Partnership’s obligations under this Agreement and the Fourth Amended and Restated Agreement of Limited Partnership of the Operating Partnership (the “Operating Partnership Agreement”), and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business. The Articles Supplementary have been, or by the Closing Date will be, duly authorized and executed by the Company and filed by the Company with the SDAT, and will be in full force and effect as of the Closing Date.

(i) The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Maryland with full power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement, and is duly qualified to do business and is in good standing as a foreign limited partnership under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

(j) Each Subsidiary (as defined in Section 20 hereof) of the Company has been duly formed and is validly existing as a corporation, limited liability company or limited partnership, as the case may be, in good standing under the laws of the jurisdiction in which it is chartered or organized with full power and authority (corporate and other) to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation, limited liability company or limited partnership, as the case may be, and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

(k) All the outstanding shares of capital stock or other ownership interests of each Subsidiary (other than the Operating Partnership) have been duly and validly authorized and issued and are fully paid and non-assessable, and, as of the Closing Date, except as otherwise set forth in the Disclosure Package and the Prospectus, all outstanding shares of capital stock or other ownership interests of the Subsidiaries will be owned by the Company or the Operating Partnership either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, mortgages, pledges, liens, encumbrances or other restrictions of any kind (collectively, “Liens”), except for Liens securing indebtedness as described in the Disclosure Package and the Prospectus or except where such Liens would not individually or in the aggregate materially affect or interfere in any material respect with the Company’s ability to exercise control over each of such Subsidiaries. Except as set forth in the Disclosure Package and the Prospectus, there are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or interests for capital stock or other ownership interests of any Subsidiary.

(l) The Company’s authorized equity capitalization is as set forth in the Disclosure Package and the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Disclosure Package and the Prospectus; the outstanding shares of Common Stock, $0.01 par value per share (“Common Stock”), 8.50% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share (“Series A Preferred Stock”), and 7.875% Series B Cumulative Redeemable Preferred Stock, $0.01 par value per share (“Series B Preferred Stock”), of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; none of the shares of Common Stock, Series A Preferred Stock or Series B Preferred Stock were issued in violation of the preemptive or other similar rights of any security holder of the Company or any other person or entity; the Company has not filed a report pursuant to Section 13(a) or 15(d) of the Exchange Act since the filing of its last Annual Report on Form 10-K, indicating that it has failed to pay any dividend or sinking fund installment on the Series A Preferred Stock or the Series B Preferred Stock; the issuance of the Securities to be issued and sold pursuant to this Agreement has been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to the terms of this Agreement, the Securities will have been validly issued and will be fully paid and non-assessable and free of preemptive or similar rights; the terms of the Securities conform in all material respects to the description thereof contained in the Prospectus under the caption “Description of Series C Preferred Stock”; the Securities conform to the provisions of the Articles Supplementary and the relative rights, preferences, interests and powers of the Shares are as set forth in the Articles Supplementary, and such provisions do not violate Maryland law; all outstanding shares of Common Stock are duly listed, and admitted and authorized for trading on the

New York Stock Exchange; the certificates for the Securities are in valid and sufficient form and the holders of the Securities will not be subject to personal liability solely by virtue of being such holders; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities; and, except as set forth in the Disclosure Package and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding; all offers and sales by the Company of its shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock prior to the date hereof were at all relevant times duly registered under the Act or were exempt from the registration requirements of the Act and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or blue sky laws.

(m) Upon issuance and delivery of the Securities in accordance with this Agreement, the Securities will be convertible at the option of the holder thereof for shares of Common Stock in accordance with the terms of the Convertible Preferred Stock and the Articles Supplementary; the shares of Common Stock issuable upon conversion of the Securities (the “Conversion Shares”) have been duly authorized and reserved for issuance upon such conversion by all necessary corporate action and such Conversion Shares, when issued upon such conversion will be validly issued, fully paid and non-assessable and free of any preemptive or similar rights and will conform to the description of the Common Stock in the Prospectus.

(n) The Conversion Shares have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

(o) All of the issued and outstanding units of limited partnership (“Units”) of the Operating Partnership have been duly and validly authorized and issued by the Operating Partnership and conform in all material respects to the description thereof contained in the Disclosure Package and the Prospectus. None of the Units was issued in violation of the preemptive or other similar rights of any security holder of the Operating Partnership or any other person or entity. Except as set forth in the Disclosure Package and the Prospectus, there are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or interests for, Units or other ownership interests of the Operating Partnership. The Units owned by the Company (including all outstanding Series A preferred limited partnership units and Series B preferred limited partnership units in the Operating Partnership) are owned directly by the Company, free and clear of all Liens. The issuance of the convertible preferred limited partnership units to be issued by the Operating Partnership in connection with the contribution of the net proceeds from the sale of the Securities to the Operating Partnership (the “New Convertible Preferred Units”) has been duly authorized, and, when issued and delivered by the Operating Partnership, the New Convertible Preferred Units will be validly issued and fully paid. The New Convertible Preferred Units will be exempt from registration or qualification under the Act and applicable state securities laws. None of the New Convertible Preferred

Units will be issued in violation of the preemptive or other similar rights of any security holder of the Operating Partnership or any other person or entity. Except for Series A preferred limited partnership units and Series B preferred limited partnership units in the Operating Partnership, the New Convertible Preferred Units to be issued in connection with the offering of the Securities and the Common Units to be issued by the Operating Partnership upon conversion of the New Convertible Preferred Units, there are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or interests for, New Convertible Preferred Units, Common Units or other ownership interest of the Operating Partnership that rank senior to or on parity with the New Convertible Preferred Units with respect to dividend or liquidation rights. The Common Units to be issued by the Operating Partnership upon conversion of the New Convertible Preferred Units or the Option Units (as defined below) (the “Conversion Units”) have been duly authorized and reserved for issuance upon such conversion by all necessary actions and such Conversion Units, when issued upon such conversion, will be validly issued, fully paid and free of any preemptive or similar rights. The Conversion Units to be issued upon conversion of the New Convertible Preferred Units will be exempt from registration or qualification under the Act and applicable state securities laws. None of the Conversion Units will be issued in violation of the preemptive or other similar rights of any security holder of the Operating Partnership or any other person or entity. To the extent any portion of the over-allotment option is exercised, the Company will contribute the net proceeds from the sale of the Option Securities to the Operating Partnership for a number of New Convertible Preferred Units, the economic terms of which are substantially similar to the Convertible Preferred Stock, equal to the number of Option Securities issued (the “Option Units”). The issuance of the Option Units has been duly authorized, and, when issued and delivered by the Operating Partnership, the Option Units will be validly issued and fully paid. The Option Units will be exempt from registration or qualification under the Act and applicable state securities laws. None of the Option Units will be issued in violation of the preemptive or other similar rights of any security holder of the Operating Partnership or any other person or entity.

(p) There is no franchise, contract or other document of a character required to be described in the Registration Statement or the Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements included or incorporated by reference in the Base Prospectus under the headings “Description of the Partnership Agreement of Digital Realty Trust, L.P.,” “Description of Securities,” “Material Provisions of Maryland Law and of Our Charter and Bylaws,” “Plan of Distribution,” “Restrictions on Ownership and Transfer” and “United States Federal Income Tax Considerations Related to Our REIT Election,” and in the Prospectus under the headings “Description of Series C Preferred Stock” and “United States Federal Income Tax Considerations,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(q) This Agreement and the Operating Partnership Agreement have been duly authorized, executed and delivered by each of the Company and the Operating

Partnership; each of these agreements constitutes a legally valid and binding obligation of each of the Company and the Operating Partnership, enforceable against each of the Company and the Operating Partnership in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors’ rights and general principles of equity and except as rights to indemnity and contribution thereunder may be limited by applicable law or policies underlying such law.

(r) Neither the Company nor the Operating Partnership is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus or upon issuance of the Conversion Shares upon conversion of the Securities, neither the Company nor the Operating Partnership will be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(s) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated by this Agreement (including the issuance and delivery of the Securities and the Conversion Shares and the filing of the Articles Supplementary), except such as have been obtained under the Act, such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Disclosure Package and the Prospectus or such consents, approvals, authorizations, filings or orders that will be obtained or completed by the Closing Date or the absence of which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

(t) Neither the issuance and sale of the Securities nor the consummation of any other of the transactions herein contemplated (including the issuance and delivery of the Conversion Shares), nor the fulfillment of the terms hereof by the Company will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by laws of the Company or the organizational or other governing documents of any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except, in the case of clauses (ii) or (iii) above, for such conflicts, breaches, violations, liens, charges or encumbrances that, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

(u) Except as set forth in the Disclosure Package and the Prospectus, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement. Except as set forth in the Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company or the Operating Partnership and any person granting such person the right to require the Company or the Operating Partnership to file a registration statement under the Act with respect to any securities of the Company or the Operating Partnership owned or to be owned by such person or to require the Company or the Operating Partnership to include such securities in any securities being registered pursuant to any other registration statement filed by the Company or the Operating Partnership under the Act.

(v) The financial statements and schedules, including the notes thereto, filed with the Commission as part of or incorporated by reference in the Registration Statement, and included or incorporated by reference in the Disclosure Package and the Prospectus, present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption “Selected Financial Data” incorporated by reference in the Prospectus and the Registration Statement fairly present in all material respects, on the basis stated therein, the information included therein. The pro forma financial statements incorporated by reference in the Prospectus and the Registration Statement include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements incorporated by reference in the Prospectus and the Registration Statement. The pro forma financial statements including the notes thereto, incorporated by reference in the Registration Statement, and incorporated by reference in the Disclosure Package and the Prospectus, comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements. No other financial statements or schedules are required to be included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus.

(w) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(x) Except as otherwise disclosed in the Disclosure Package and the Prospectus, (i) the Company or its subsidiaries have fee simple title to or leasehold interest in, and have acquired title insurance with respect to, all of the properties described in the Disclosure Package and the Prospectus as owned or leased by them and the improvements (exclusive of improvements owned by tenants) located thereon (the “Properties”), in each case, free and clear of all liens, encumbrances, claims, security interests, restrictions and defects, except such as are disclosed in the Disclosure Package and the Prospectus or do not materially affect the value of such Property and do not materially interfere with the use made and proposed to be made of such Property by the Company and any subsidiary; (ii) neither the Company nor any of its subsidiaries knows of any condemnation which is threatened and which if consummated would reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business; (iii) each of the Properties complies with all applicable codes, laws and regulations (including without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except as disclosed in the Disclosure Package and the Prospectus and except for such failures to comply that would not individually or in the aggregate reasonably be expected to materially affect the value of such Property or interfere in any material respect with the use made and proposed to be made of such Property by the Company or any subsidiary; and (iv) to the knowledge of the Company and the Operating Partnership, except as set forth in or contemplated in the Disclosure Package and the Prospectus and, with respect to (A) below, except as would not individually or in the aggregate reasonably be expected to materially affect the value of such Property or interfere in any material respect with the use made and proposed to be made of such Property by the Company or any subsidiary: (A) there are no uncured events of default, or events that with the giving of notice or passage of time, or both, would constitute an event of default by any tenant under any of the terms and provisions of any lease described in the “Properties” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 where the tenant has been specifically identified; and (B) no tenant under any of the leases at the Properties has a right of first refusal to purchase the premises demised under such lease.

(y) The Company and its subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) reasonably necessary for the conduct of the Company’s and the Operating Partnership’s business as now conducted or as proposed in the Disclosure

Package and the Prospectus to be conducted. Except as set forth in the Disclosure Package and the Prospectus; (i) to the Company’s or the Operating Partnership’s best knowledge, there is no material infringement by third parties of any such Intellectual Property and (ii) there is no pending or, to the Company’s or the Operating Partnership’s best knowledge, threatened action, suit, proceeding or claim by others that the Company or the Operating Partnership infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim.

(z) Neither the Company nor any Subsidiary is in violation or default of (i) any provision of its charter, bylaws or other organizational or governing documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such Subsidiary or any of its properties, as applicable, except, in the case of clauses (ii) or (iii) above, for such violations or defaults that, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

(aa) KPMG LLP, who have certified the financial statements and supporting schedules included or incorporated by reference in the Prospectus and delivered their reports with respect to the audited financial statements and schedules included or incorporated by reference in the Prospectus, are independent registered public accountants within the meaning of the Act and the applicable published rules and regulations thereunder.

(bb) The Company and each of its Subsidiaries has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto)) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith or as would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business and except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(cc) No material labor problem or dispute with the employees of the Company or any of its subsidiaries exists or is threatened or imminent.

(dd) The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(ee) No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends or distributions to the Company, from making any other distribution on such Subsidiary’s capital stock or equity interests, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other subsidiary of the Company, except pursuant to the terms of any indebtedness set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(ff) The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except for such licenses, certificates, permits and other authorizations the absence of which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business; and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(gg) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(hh) Neither the Company nor the Operating Partnership has taken, directly or indirectly, any action designed to or that would constitute or that would reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(ii) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any Environmental Laws, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto). Except as set forth in the Disclosure Package and the Prospectus, neither the Company nor any of the subsidiaries has been notified that it has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended. Except as otherwise set forth in the Disclosure Package and the Prospectus, and except as would not individually or in the aggregate reasonably be expected to materially affect the value of such Property or interfere in any material respect with the use made and proposed to be made of such Property by the Company or any subsidiary, to the knowledge of the Company and the Operating Partnership, there have been no and are no (i) aboveground or underground storage tanks; (ii) polychlorinated biphenyls (“PCBs”) or PCB-containing equipment; (iii) asbestos or asbestos containing materials; (iv) lead based paints; (v) mold or other airborne contaminants; or (vi) dry-cleaning facilities in, on, under, or about any Property owned by the Company, the Operating Partnership or their subsidiaries.

(jj) In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(kk) Neither the Company nor any of its subsidiaries maintains or contributes to any “pension plan” (within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) that is subject to Title IV of ERISA or any “multiemployer plan” (within the meaning of Section 4001(a)(3) of ERISA). Each “pension plan” (within the meaning of Section 3(2) of ERISA) maintained by the Company or any of its subsidiaries which is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”), has received a favorable determination or opinion letter from the Internal Revenue Service that such plan is so qualified, and, to the knowledge of the Company, nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification. Neither the Company nor any of its subsidiaries maintains or is required to contribute to a “welfare plan” (as defined in Section 3(1) of ERISA) which provides retiree or other post-employment welfare benefits or insurance coverage (other than “continuation coverage” (as defined in Section 602 of ERISA) or as otherwise required by applicable law). Each “employee benefit plan” (within the meaning of Section 3(3) of ERISA) established or maintained by the Company and/or one or more of its subsidiaries is in compliance with the currently applicable provisions of ERISA except for such failures to comply that would not individually or in the aggregate reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

(ll) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including the establishment and maintenance of disclosure controls and procedures, Section 402 related to loans and Sections 302 and 906 related to certifications, except for such failures to comply that would not individually or in the aggregate reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

(mm) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (“FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, its subsidiaries and, to the knowledge of the Company and the Operating Partnership, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith except for such violations or failures to comply that would not individually or in the aggregate reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

(nn) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened except for such failures to comply, actions, suits or proceedings that would not individually or in the aggregate reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

(oo) Except as would not individually or in the aggregate reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(pp) Except as set forth in the Disclosure Package and the Prospectus, the Company and its subsidiaries have good and marketable title to all personal property owned by them, free and clear of all encumbrances and defects; and all personal property held under lease by the Company or any subsidiary is held by it under valid, subsisting and enforceable leases, in each case, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property by the Company or the subsidiary.

(qq) No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, or shareholders of the Company on the other hand, which is required to be described in the Disclosure Package and the Prospectus and which is not so described.

(rr) Commencing with its taxable year ended December 31, 2004, the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Code, and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code. Each of the Company’s corporate subsidiaries qualifies as a “taxable REIT subsidiary” within the meaning of Section 856(l) of the Code and all applicable regulations under the Code.

(ss) The Operating Partnership is and has been at all times classified as a partnership or disregarded entity, and not as an association or partnership taxable as a corporation, for federal income tax purposes.

(tt) The Company and the Operating Partnership and each of their subsidiaries (including any predecessor entities) have not distributed, and prior to the later of the Closing Date and the completion of the distribution of the Underwritten Securities, will not distribute, any offering material in connection with the offering or sale of the Underwritten Securities other than the Registration Statement and the Prospectus or any other materials, if any, permitted by the Act.

Any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale.

(a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule II hereto, the number of Underwritten Securities set forth opposite such Underwriter’s name in Schedule I hereto.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to the number of Option Securities set forth in Schedule II hereto at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representative to the Company setting forth the number of Option Securities as to which the several Underwriters are exercising the option and the settlement date. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

3. Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made on April 10, 2007 at 10:00 a.m. at the offices of Goodwin Procter LLP, counsel for the Underwriter, at 53 State Street, Boston, Massachusetts 02109, or at such time on such later date not more than three Business Days after the foregoing date as the Representative shall designate, which date and time may be postponed by agreement between the Representative and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representative for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representative of the purchase price thereof to or upon the order of the Company by wire transfer payable in same day funds to an account specified by the Company. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representative shall otherwise instruct.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representative, at Eleven Madison Avenue, New York, New York, on the date specified by the Representative (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representative of the purchase price thereof to or upon the order of the Company by wire transfer payable in same day funds to an account specified by the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representative on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

5. Agreements. The Company agrees with the several Underwriters that:

(a) Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Prospectus or any Preliminary Prospectus) to the Base Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form to which the Representative does not reasonably object with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representative of such timely filing. The Company will promptly advise the Representative (1) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (2) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (3) of any request by the Commission or its staff for any amendment of the Registration Statement, or for any supplement to the Prospectus or for any additional information, (4) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice that would prevent its use or the institution or threatening of any proceeding for that purpose and (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or prevention and, upon such issuance, occurrence or prevention, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or prevention, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) If there occurs an event or development as a result of which the Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will notify promptly the Representative so that any use of the Disclosure Package may cease until it is amended or supplemented.

(c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Prospectus, the Company promptly will (1) notify the Representative of such event, (2) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (3) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus and (4) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

(d) As soon as practicable, the Company will make generally available to its security holders and to the Representative an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e) The Company will furnish to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representative may reasonably request.

(f) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representative may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(g) Neither the Company nor the Operating Partnership will, without the prior written consent of the Representative, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or would reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any person controlled by the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement (except for a registration statement on Form S-4 relating to an acquisition of a real property company) with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any shares of any class of capital stock of the Company (other than the Securities), limited partnership units of the Operating Partnership (other than the New Convertible Preferred Units), or any securities convertible into, or exercisable, or exchangeable for, any of the foregoing; or publicly announce an intention to effect any such transaction, until 45 days after the date of the Prospectus, provided, however, that the Company may (i) grant stock options, restricted stock or long-term incentive Units (“LTI Units”) to employees, consultants or directors pursuant to the terms of a plan in effect as of the date of the Prospectus, (ii) issue Common Stock pursuant to: (A) the exercise of such options; (B) the redemption of Units outstanding on the date of the Prospectus, including Units issued upon conversion of LTI Units outstanding on the date of the Prospectus; provided, that the Company will notify the Representative promptly in writing upon receipt by the Company or the Operating Partnership of any notice of redemption with respect to such Units (other than with respect to the redemption of LTI Units) or (C) the exercise of any employee stock options outstanding as of the date of the Prospectus, (iii) issue Common Stock pursuant to the Company’s dividend reinvestment plan (if any), (iv) issue (x) Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock in connection with other acquisitions of real property or real property companies and (y) Common Stock upon conversion or exchange of any securities issued pursuant to (iv)(x) above and (v) file a Shelf Registration Statement (including any amendments or supplements thereto), as defined in that certain Registration Rights Agreement, dated August 15, 2006, between the Company, the Operating Partnership and the initial purchasers named therein.

(h) Until and including the Closing Date or the settlement date for the Option Securities (whichever is later), the Company will comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and will use its reasonable best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act, except for such failures to comply that would not individually or in the aggregate reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

(i) Neither the Company nor the Operating Partnership will take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(j) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities and the Conversion Shares, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities and issuances of any Conversion Shares upon conversion of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities and the Conversion Shares under the Exchange Act and the listing of the Conversion Shares on the New York Stock Exchange; (vi) any registration or qualification for offer and sale of the Securities and the Conversion Shares under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the National Association of Securities Dealers, Inc. (“NASD”) (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

(k) The Company and the Operating Partnership will use the net proceeds received by the Company from the sale of the Securities in the manner specified in the Prospectus under the caption “Use of Proceeds.”

(l) The Company agrees that, unless it has obtained or will obtain the prior written consent of the Representative, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto. Any such free writing prospectus consented to by the Representative or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(m) The Company will use its best efforts to cause any Conversion Shares to be listed on the New York Stock Exchange.

(n) Until and including the Closing Date or the settlement date for the Option Securities (whichever is later), the Company and the Operating Partnership will not do or authorize any act or thing that would result in an adjustment of the conversion price of the Securities.

(o) The Company will reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to satisfy any obligation to issue Conversion Shares upon conversion of the Securities;

(p) The Company will engage and maintain, at its expense, a registrar and transfer agent for the Securities and the Conversion Shares.

(q) The Company will use its best efforts to meet the requirements to qualify, for the taxable year ending December 31, 2007, for taxation as a REIT under the Code.

(r) Prior to the Closing Date, the Company will file the Articles Supplementary with the SDAT establishing and fixing the rights and preferences of the Securities.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) The Prospectus and any supplements thereto have been filed in the manner and within the time period required by Rule 424(b); any other material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice that would prevent its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Company shall have requested and caused Latham & Watkins LLP, counsel for the Company, to have furnished to the Representative their opinion, dated the Closing Date and addressed to the Representative, to the effect that:

(i) With your consent based solely on certificates from public officials, such counsel confirms that the Company is qualified to do business in the States of California, Colorado, Florida and Georgia;

(ii) With your consent based solely on certificates from public officials, such counsel confirms that the Operating Partnership is qualified to do business in the States of California, Colorado, Florida and Georgia;

(iii) With your consent based solely on certificates from public officials, such counsel confirms that (a) each of the entities listed on Schedule V-1 is (i) validly existing as a limited liability company or limited partnership, as the case may be, under the Corporations Code of the State of California, the Limited Liability Company Act of the State of Delaware or the Revised Uniform Limited Partnership Act of the State of Delaware and (ii) in good standing under the laws of the State of California or the State of Delaware, as the case may be, and (b) each of the entities listed on Schedule V-1 and Schedule V-2 is qualified to do business in the States listed opposite its name under the heading “Foreign Qualification.” The entities listed on Schedule V-1 and Schedule V-2 are collectively herein referred to as the “Specified Entities;”

(iv) The statements incorporated by reference in the Prospectus from the Company’s proxy statement for the 2007 annual meeting of stockholders under the captions “Executive Compensation – Compensation Discussion and Analysis – Description of Individual Elements of Compensation – 2005 Outperformance Awards,” “Executive Compensation – Executive Compensation – Potential Payments upon Termination or Change in Control” and “Certain Relationships and Related Transactions – Indemnification Agreements,” insofar as they purport to describe or summarize certain provisions of the agreements, and the United States federal and California State laws referred to therein, are accurate descriptions or summaries in all material respects;

(v) The Registration Statement has become effective under the Act. With your consent, based solely on a telephonic confirmation by a member of the Staff of the Commission on April 10, 2007, such counsel confirms that no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings therefor have been initiated by the Commission. The Prospectus has been filed in accordance with Rule 424(b) under the Act;

(vi) The Registration Statement, as of April 4, 2007, including the information deemed to be a part thereof pursuant to Rule 430B under the Act, and the Prospectus, as of its date and as of the date hereof, each appeared on its face to be appropriately responsive in all material respects to the requirements for registration statements on Form S-3 under the Act and the rules and regulations of the Commission thereunder; it being understood, however, that such counsel need express no view with respect to Regulation S-T or the financial statements, schedules or other financial data, included in, incorporated by reference in, or omitted from, the Registration Statement or the Prospectus. For purposes of this paragraph, such counsel may assume that the statements made in the Registration Statement and the Prospectus are correct and complete;

(vii) With your consent based solely on a certificate of an officer of the Company and the Operating Partnership as to factual matters, each of the Company and the Operating Partnership is not and, immediately after giving effect to the sale of the Securities in accordance with this Agreement and the application of the proceeds as described in the Prospectus under the caption “Use of Proceeds” will not be required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended;

(viii) The execution and delivery of this Agreement by the Company and the Operating Partnership, the issuance and sale by the Company of the Securities to you and the other Underwriters pursuant to this Agreement on the date hereof and the issuance of the Conversion Shares by the Company upon the conversion of the Securities, if converted as of the date hereof, do not:

(A) result in the breach of or a default under any of the Specified Agreements (as defined therein); or

(B) violate any United States federal or California state statute, rule or regulation applicable to the Company, the Operating Partnership or the Specified Entities; or

(C) require any consents, approvals or authorizations to be obtained by the Company, the Operating Partnership or any Specified Entity from, or any registrations, declarations or filings to be made by the Company, the Operating Partnership or any Specified Entity with, any governmental authority under any United States federal or California state statute, rule or regulation applicable to the Company, the Operating Partnership or any Specified Entity, that have not been obtained or made.

(ix) With your consent based solely on a certificate of an officer of the Company as to factual matters and a review of the Specified Agreements and the Registration Rights Agreement, dated as of October 27, 2004, by and among the Company, the Operating Partnership, Global Innovation Partners LLC (“GI Partners”) and the other unit holders listed on the signature pages thereto, and the Registration Rights Agreement dated as of October 27, 2004, by and among the Company, the Operating Partnership and GI Partners, neither the Company nor the Operating Partnership nor any Specified Entity is a party to any agreement that would require the inclusion in the Registration Statement of shares or other securities owned by any person or entity other than the Company;

(x) With your consent based solely on a written advice from the New York Stock Exchange, the Conversion Shares have been listed on the New York Stock Exchange subject to official notice of issuance.

In rendering such opinion, such counsel may (A) assume the accuracy, as to matters involving the application of laws of any jurisdiction other than the State of California or the Federal laws of the United States, of the opinion of other counsel of good standing who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, may rely on certificates of responsible officers of the Company and public officials. References to the Prospectus in this paragraph (b) shall also include any supplements thereto at the Closing Date.

In addition, such counsel shall separately state that no facts came to such counsel’s attention that caused such counsel to believe that:

1. the Registration Statement, as of April 4, 2007, including the information deemed to be a part of the Registration Statement pursuant to Rule 430A and 430B under the Act (together with the Incorporated Documents (as defined therein at that time)), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

2. the Disclosure Package, as of the Execution Time, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

3. the Prospectus, as of its date or as of the Closing date (together with the Incorporated Documents at those dates), contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that such counsel expresses no belief with respect to the financial statements, schedules, or other financial data included or incorporated by reference in, or omitted from, the Registration Statement, the Preliminary Prospectus, the Prospectus or the Incorporated Documents.

(c) The Company shall have requested and caused Latham & Watkins LLP, tax counsel for the Company, to have furnished to the Representative their opinion, dated the Closing Date and addressed to the Representative, to the effect that:

(i) Commencing with its taxable year ending December 31, 2004, the Company has been organized in conformity with the requirements for qualification as a real estate investment trust (a “REIT”) under the Code, and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code;

(ii) The statements in the Prospectus under the caption “United States Federal Income Tax Considerations,” insofar as such statements purport to summarize certain provisions statutes or regulations referred to therein, are accurate summaries in all material respects; and

(iii) The statements in the Base Prospectus under the heading “Restrictions on Ownership and Transfer,” insofar as such statements purport to summarize certain United States federal income tax statutes or regulations are accurate summaries in all material respects.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of California or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Prospectus in this paragraph (c) shall also include any supplements thereto at the Closing Date.

(d) The Company shall have requested and caused Venable LLP, Maryland counsel for the Company, to have furnished to the Representative their opinion, dated the Closing Date and addressed to the Representative, to the effect that:

(i) the Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT, with full corporate power to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus under the caption “Our Company”;

(ii) the Operating Partnership is a limited partnership duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT, with full limited partnership power to own or lease, as the case may be, and to operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus under the caption “Our Company.” The Company is the sole general partner of the Operating Partnership;

(iii) the Company’s authorized equity capitalization is as set forth in the Disclosure Package and the Prospectus under the caption “Description of Securities;” the stock of the Company conforms in all material respects to the description thereof contained in the Disclosure Package and the Prospectus under the caption “Description of Securities”; the certificates representing the Securities comply in all material respects with the Maryland General Corporation Law, the Company’s charter, including the Articles Supplementary, and the Company’s by laws; the outstanding shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock have been duly and validly authorized and issued and are fully paid and non-assessable; the terms of the Securities conform in all material respects to the description thereof contained in the Prospectus under the caption “Description of Series C Preferred Stock”; the Securities conform to the provisions of the Articles Supplementary and the relative rights, preferences, interests and powers of the Securities are as set forth in the Articles Supplementary, and such provisions do not violate Maryland law; the issuance of the Securities has been duly authorized and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, the Securities will be validly issued, fully paid and non-assessable and no holder of the Securities will be subject to personal liability under the Maryland General Corporation Law or the charter or by laws of the Company solely by virtue of being a holder; the

Conversion Shares have been duly authorized for issuance upon such conversion by all necessary corporate action and such Conversion Shares, when issued upon such conversion, will be validly issued, fully paid and non-assessable and no holder of such Conversion Shares is or will be subject to personal liability, under the Maryland General Corporation Law or the charter or by laws of the Company, solely by virtue of being a holder; the form of certificates used by the Company to represent the Common Stock (including the Conversion Shares) comply in all material respects with any applicable requirement of the Maryland General Corporation Law, the Company’s charter and the Company’s by laws; the holders of outstanding shares of stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities arising under the Maryland General Corporation Law or the charter or by laws of the Company; based solely on a certificate executed by an officer of the Company and upon any facts otherwise known to such counsel, and except as set forth in the Prospectus and the Base Prospectus (including, without limitation, under the caption “Description of the Partnership Agreement of Digital Realty Trust, L.P. — Redemption/Exchange Rights”), no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for shares of stock of or ownership interests in the Company (including, without limitation, shares of Common Stock or other capital stock of the Company) are outstanding;

(iv) the issued and outstanding Units have been duly authorized and validly issued and are fully paid; the issuance of the New Convertible Preferred Units has been duly authorized and, when issued and delivered by the Operating Partnership, the New Convertible Preferred Units will be validly issued and fully paid; the Conversion Units issuable upon conversion of the New Convertible Preferred Units have been duly authorized for issuance upon such conversion by all necessary partnership action and such Conversion Units, when issued upon such conversion, will be validly issued and fully paid; the holders of outstanding Units are not entitled to preemptive or other rights to subscribe for New Preferred Convertible Units or Common Units arising under the Maryland Revised Uniform Limited Partnership Act or the Operating Partnership Agreement; based solely on a certificate executed by an officer of the Company and upon any facts otherwise known to such counsel, and except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for New Preferred Convertible Units, Common Units or any other ownership interests in the Operating Partnership are outstanding; the terms of the Common Units conform in all material respects to the description thereof contained in the Base Prospectus under the caption “Description of the Partnership Agreement of Digital Realty Trust, L.P.”;

(v) the statements included or incorporated by reference in the Registration Statement, the Base Prospectus and the Prospectus under the headings “Description of Series C Preferred Stock,” “Description of the

Partnership Agreement of Digital Realty Trust, L.P.,” “Description of Securities,” “Material Provisions of Maryland Law and of Our Charter and Bylaws,” “Risk Factors–Risks Related to Our Organizational Structure–Conflicts of interest may exist or could arise in the future with holders of units in our operating partnership,” “Risk Factors–Risks Related to Our Organizational Structure–Our charter and Maryland law contain provisions that may delay, defer or prevent a change of control transaction” and “Risk Factors–Risks Related to Our Organizational Structure–Our rights and the rights of our stockholders to take action against our directors and officers are limited,” insofar as such statements purport to summarize or describe matters of or legal conclusions relating to Maryland law, the charter or bylaws of the Company, or the Operating Partnership Agreement, are accurate summaries of such matters or legal conclusions, the charter or bylaws of the Company, or the Operating Partnership Agreement in all material respects;

(vi) this Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership; the Operating Partnership Agreement constitutes the valid and binding obligation of each of the Company and the Operating Partnership, enforceable against each of the Company and the Operating Partnership in accordance with its terms; the Articles Supplementary have been duly authorized and executed by the Company and have been accepted for record by the SDAT;

(vii) no consent, approval or authorization of, filing with or order of any court or governmental agency or body in the State of Maryland is required in connection with the transactions contemplated in the Agreement, except such as have been obtained or made; and

(viii) neither the issuance and sale of the Securities nor the consummation of any other of the transactions herein contemplated (including the issuance and delivery of the Conversion Shares), nor the fulfillment of the terms hereof by the Company will conflict with or result in a breach or violation of (A) the charter or bylaws of the Company or the Operating Partnership Agreement or (B) any Maryland statute or law or any rule, regulation, judgment, order or decree applicable to the Company or the Operating Partnership of any court, regulatory body, administrative agency, governmental body, or other authority of the State of Maryland having jurisdiction over the Company or the Operating Partnership or any of their properties.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Maryland, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Prospectus in this paragraph (d) shall also include any supplements thereto at the Closing Date.

(e) The Representative shall have received from each of Goodwin Procter LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representative, with respect to the issuance and sale of the Securities, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(f) The Company shall have furnished to the Representative a certificate of the Company, signed by the Executive Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, the Disclosure Package and any amendments or supplements thereto, and this Agreement and that:

(i) the representations and warranties of the Company and the Operating Partnership in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company and the Operating Partnership have complied with all the agreements and satisfied all the conditions on their part to be performed or satisfied at or prior to the Closing Date;

(ii) the Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included or incorporated by reference in the Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(g) The Company shall have requested and caused KPMG LLP to have furnished to the Representative, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance reasonably satisfactory to the Representative, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder and stating in effect that:

(i) in their opinion the audited financial statements and financial statement schedules included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus and

reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related rules and regulations adopted by the Commission;

(ii) on the basis of carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and committees of the Company and the Subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to December 31, 2006, nothing came to their attention which caused them to believe that:

(1) with respect to the period subsequent to December 31, 2006, there were any increases, at a specified date not more than five days prior to the date of the letter, in the notes payable under line of credit, mortgage loans and senior exchangeable debentures of the Company and its subsidiaries or capital stock of the Company or decreases in the stockholders’ equity of the Company as compared with the amounts shown on the December 31, 2006 consolidated balance sheet included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus, or for the period from January 1, 2007 to such specified date there were any decreases, as compared with the corresponding period in the preceding year in revenues, net income of the Company and its subsidiaries and income from continuing operations, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representative; and

(2) the information included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus in response to Regulation S-K, Item 301 (Selected Financial Data), Item 302 (Supplementary Financial Information) and Item 503(d) (Ratio of Earnings to Fixed Charges) is not in conformity with the applicable disclosure requirements of Regulation S-K.

(iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement, the Preliminary Prospectus and the Prospectus and in Exhibit 12 to the Company’s

Annual Report on Form 10-K, the information included or incorporated by reference in Items 1, 2, 6 and 7 of the Company’s Annual Report on Form 10-K, incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus, and any information appearing in a Current Report on Form 8-K incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

References to the Preliminary Prospectus and to the Prospectus in this paragraph (g) include any supplements thereto at the date of the letter.

(h) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (g) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(i) Prior to the Closing Date, the Company shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

(j) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(k) The NASD, upon review of the terms of the public offering of the Securities, shall not have objected to such offering, such terms or the Underwriters’ participation in same.

(l) At the Execution Time, the Company shall have furnished to the Representative a letter substantially in the form of Exhibit A hereto from each officer, director or stockholder of the Company set forth in Schedule IV addressed to the Representative.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Goodwin Procter LLP, counsel for the Underwriters, at 53 State Street, Boston, Massachusetts 02109, on the Closing Date.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company or the Operating Partnership to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representative on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution.

(a) The Company and the Operating Partnership jointly and severally agree to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Base Prospectus, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company and the Operating Partnership will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company and the Operating Partnership may otherwise have.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company and the Operating Partnership, each of the Company’s directors, each of the Company’s officers who signs the Registration Statement, and each person who controls the Company and the Operating Partnership within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Operating Partnership to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representative specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company, and the Operating Partnership acknowledge that the following statements set forth in the Preliminary Prospectus and the Prospectus under (A) the heading “Underwriting”: (i) the second paragraph thereof related to distribution of the Convertible Preferred Stock and discounts and commissions, (ii) the eleventh and twelfth paragraphs thereof related to stabilization, syndicate covering transactions and penalty bids, (iii) the thirteenth paragraph thereof related to online distribution in any Preliminary Prospectus and the Prospectus and (iv) the fifteenth paragraph thereof related to the offer, sale and delivery of the Convertible Preferred Stock; (B) the heading “Underwriting – European Economic Area” in the first paragraph thereof related to the offer and sale of the Convertible Preferred Stock in European Economic Area member states; and (C) the heading “Underwriting – Notice to Investors in the United Kingdom” in the first paragraph thereof related to compliance with the Financial Services Markets Act 2000, constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus or the Prospectus.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. Notwithstanding the foregoing, it is understood that the Company and the Operating Partnership shall, in connection with any action or related actions in the same jurisdiction, bear the fees, costs and expenses of only one such separate counsel (in addition to any local counsel) for all the Underwriters, the directors, officers, employees and agents of the Underwriters and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act (collectively, the “Underwriter Indemnified Parties”), provided, however, the Company and the Operating Partnership shall bear the fees, costs and expenses of more than one separate counsel (in addition to any local counsel) if the use of only one separate counsel for all the Underwriter Indemnified Parties would present such counsel with a conflict of interest with respect to one or more of the Underwriter Indemnified Parties. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (A) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (B) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Operating Partnership and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company, the Operating Partnership and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Operating Partnership and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Operating Partnership on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and by the Operating Partnership shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by each of them, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company or by the Operating Partnership on the one hand or by the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Operating Partnership and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company or the Operating Partnership within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company and the Operating Partnership, subject in each case to the applicable terms and conditions of this paragraph (d).

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter, the Company or the Operating Partnership. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representative shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, the Operating Partnership and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in any of the Company’s securities shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representative, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company, the Operating Partnership or officers of the Company or the Operating Partnership, and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company, the Operating Partnership or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representative, will be mailed, delivered or telefaxed to Credit Suisse Securities (USA) LLC (fax no.: (212) 325-4296) and confirmed to Credit Suisse Securities (USA) LLC, at Eleven Madison Avenue, New York, NY 10010-3629, Attention: LCD-IBD, with a copy to Goodwin Procter LLP, attention Eric J. Graham (fax no.: (617) 523-1231) and confirmed to it at Goodwin Procter LLP, 53 State Street, Boston, Massachusetts, 02109, Attention: Eric J. Graham; or, if sent to the Company or the Operating Partnership, will be mailed, delivered or telefaxed to Digital Realty Trust, Inc. (fax no.: (415) 738-6521) and confirmed to it at Digital Realty Trust, Inc., 560 Mission Street, Suite 2900, San Francisco, California 94105, Attention: Michael F. Foust, with a copy to Latham & Watkins LLP, attention Julian T.H. Kleindorfer (fax no.: (213) 891-8763) and confirmed to it at Latham & Watkins LLP, 633 West 5th Street, Suite 4000, Los Angeles, California 90071, Attention: Julian T.H. Kleindorfer.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. No Fiduciary Duty. Each of the Company and the Operating Partnership hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Operating Partnership on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company or the Operating Partnership and (c) the engagement of the Underwriters by the Company and the Operating Partnership in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, each of the Company and the Operating Partnership agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company or the Operating Partnership on related or other matters). Each of the Company and the Operating Partnership agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company or the Operating Partnership, in connection with such transaction or the process leading thereto.

15. Representation of Underwriters. The Representative will act for the several Underwriters in connection with this offering, and any action under this Agreement taken by the Representative will be binding upon all the Underwriters.

16. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other, or any of them, with respect to the subject matter hereof.

17. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

18. Waiver of Jury Trial. Each of the Company, the Operating Partnership and the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

19. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

20. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

21. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Base Prospectus” shall mean the prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Effective Date.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, as amended and supplemented to the Execution Time, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto, and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto became or become effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus which describes the Securities and the offering thereof and is used prior to filing of the Prospectus, together with the Base Prospectus.

“Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended at the Execution Time and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430A”, “Rule 430B” and “Rule 433” refer to such rules under the Act.

“Subsidiary” shall mean the Operating Partnership and each of the direct and indirect subsidiaries of the Company listed on Schedule V-1 and Schedule V-2 hereto.

“subsidiary” shall mean each direct and indirect subsidiary of the Company, including, without limitation, the Operating Partnership.

“Well-Known Seasoned Issuer” shall mean a well-known seasoned issuer, as defined in Rule 405.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the Operating Partnership and the several Underwriters.

Very truly yours,

DIGITAL REALTY TRUST, INC.

By:	/s/ Michael F. Foust
Name:	Michael F. Foust
Title:	Chief Executive Officer

DIGITAL REALTY TRUST, L.P.

By:	Digital Realty Trust, Inc., its General Partner

By:	/s/ Michael F. Foust
Name:	Michael F. Foust
Title:	Chief Executive Officer

The foregoing Agreement is hereby

confirmed and accepted as of the

date specified in Schedule II hereto.

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Eric A. Anderson
Name:	Eric A. Anderson
Title:	Managing Director

For itself and the other

several Underwriters, if any,

named in Schedule I to the

foregoing Agreement.

S-1

SCHEDULE I

Underwriters	Number of Underwritten Securities to be Purchased
Credit Suisse Securities (USA) LLC	7,000,000

Total	7,000,000

SCHEDULE II

PRICING SUPPLEMENT

Filed Pursuant to Rule 433

Registration Statement No. 333-132980

Issuer Free Writing Prospectus dated April 4, 2007

Relating to Prospectus dated April 4, 2006

Digital Realty Trust, Inc.

4.375% SERIES C CUMULATIVE CONVERTIBLE PREFERRED SHARES

(LIQUIDATION PREFERENCE $25.00 PER SHARE)

FINAL TERMS AND CONDITIONS

Issuer:	Digital Realty Trust, Inc.

Trade date:	April 4, 2007

Settlement date:	April 10, 2007

Number of underwritten securities to be sold by the Issuer:	7,000,000 shares

Number of option securities to be sold by the Issuer:	1,050,000 shares

Total offering size:	$175,000,000

Maximum over-allotment amount:	$26,250,000

Dividend rate:	4.375%

Liquidation Preference:	$25.00

Public offering price:	Variable

Price per share to the underwriter:	$24.25

Estimated net proceeds to Issuer:	$169.1 million, after deducting the underwriting discounts and other estimated expenses of $650,000 ($194.6 million if the underwriter’s over-allotment option is exercised in full).

Use of proceeds:	We intend to contribute the net proceeds from this offering to our operating partnership, which will subsequently use the net proceeds from the offering to temporarily repay borrowings under our unsecured credit facility, to fund acquisitions, to fund redevelopment activities and for general corporate purposes.

First dividend:	$0.246094 per share, scheduled to be paid on June 30, 2007

Dividend amount:	$1.09375 per share per year

Conversion price:	$48.41

Conversion rate:	0.5164

Conversion premium:	20%

Conversion rate cap:	In the event of an adjustment to the conversion rate pursuant to paragraphs (4) and (5) under “Description of Series C Preferred
Stock—Conversion Rate Adjustments,” in no event will the
conversion rate exceed 0.6197 shares of the Company’s
common stock per $25.00 liquidation preference, subject to
adjustment pursuant to paragraphs (1), (2) and (3) thereof.

Company Conversion Option:	On or after April 10, 2012, we may exercise the Company Conversion Option only if the closing sale price per share of our common stock equals or exceeds 130% of the then-applicable conversion price of the Series C Convertible Preferred Stock for at least 20 trading days in a period of 30 consecutive trading days (including the last trading day of such period) ending on the trading day immediately prior to our issuance of a press release announcing the exercise of the Company Conversion Option.

Adjustment to Conversion Rate Upon Certain Fundamental Changes:	The following table sets forth the number of additional common shares per $25.00 liquidation preference per share of Series C Convertible Preferred Stock that will be issued as a make-whole premium under certain circumstances:

Number of Additional Common Shares Issuable per $25.00 Liquidation Preference

Common Stock Share Price

Effective Date	$40.34	$45.00	$50.00	$55.00	$60.00	$65.00	$70.00	$75.00	$80.00	$85.00	$90.00
April 10, 2007	0.1033	0.0784	0.0573	0.0416	0.0297	0.0208	0.0141	0.0091	0.0054	0.0028	0.0011
March 31, 2008	0.1033	0.0768	0.0557	0.0401	0.0284	0.0197	0.0132	0.0083	0.0049	0.0024	0.0008
March 31, 2009	0.1033	0.0746	0.0535	0.0379	0.0265	0.0180	0.0118	0.0072	0.0040	0.0018	0.0004
March 31, 2010	0.1033	0.0721	0.0507	0.0351	0.0237	0.0155	0.0097	0.0056	0.0028	0.0010	0.0000
March 31, 2011	0.1033	0.0698	0.0474	0.0311	0.0196	0.0117	0.0064	0.0030	0.0010	0.0000	0.0000
March 31, 2012	0.1033	0.0693	0.0459	0.0281	0.0143	0.0059	0.0019	0.0000	0.0000	0.0000	0.0000
March 31, 2013	0.1033	0.0693	0.0459	0.0281	0.0143	0.0053	0.0019	0.0000	0.0000	0.0000	0.0000
March 31, 2014	0.1033	0.0693	0.0459	0.0281	0.0143	0.0053	0.0019	0.0000	0.0000	0.0000	0.0000
April 10, 2014	0.1033	0.0693	0.0459	0.0281	0.0143	0.0053	0.0019	0.0000	0.0000	0.0000	0.0000

The exact applicable share price and effective date may not be set forth in the table above, in which case:

•

if the actual applicable share price is between two applicable prices listed in the table above, or the actual effective date is between two dates listed in the table above, we will determine the number of additional shares by linear interpolation between the numbers of additional shares set forth for the two applicable prices, or for the two dates based on a 365-day year, as applicable;

•

if the actual applicable price is greater than $90.00 per share (subject to adjustment), we will not increase the conversion rate as described above and no additional shares will be issuable upon conversion; and

•

if the actual applicable price is less than $40.34 per share (subject to adjustment), we will not increase the conversion rate as described above and no additional shares will be issuable upon conversion.

However, the Company will not increase the conversion rate as described above to the extent the increase will cause the conversion rate to exceed 0.6197 (subject to adjustment).

Special Conversion Right upon a Fundamental Change:	On or prior to April 10, 2014, in the event of a Fundamental
Change when the applicable price of our common stock
described in the table above under “Adjustment to Conversion
Rate Upon Certain Fundamental Changes” is less than $48.41
per share, then each holder of Series C Convertible Preferred
Stock will have the special right to convert some or all of its
Series C Convertible Preferred Stock into our common stock
at the Fundamental Change Conversion Rate as described in the preliminary prospectus supplement.

Pro forma as adjusted numbers as of December 31, 2006 ($ in thousands):

•        Notes payable under unsecured credit facility: $0

•        4.375% series C cumulative convertible preferred stock offered hereby: $169,100

•        Total stockholders’ equity: $878,872

•        Total capitalization: $1,994,474

•        Ratio of earnings to fixed charges: 1.75

•        Ratio of earnings to fixed charges and preferred dividends: 1.18

United States Federal Income Tax Considerations:	Under certain circumstances, the Company may redeem or repurchase the series C preferred stock for an amount greater than its issue price. The Company intends to take the position that the preferred stock is not issued with a redemption premium as a result of such rights and that any payments of such additional amounts should be taxable to a holder of series C preferred stock as additional income or gain when received or accrued, in accordance with such holder’s method of accounting. This position is based in part on the assumption that any such premium is solely in the nature of a penalty for premature redemption or, as of the issue date of the series C preferred stock, the possibility that the Company will redeem or repurchase shares of series C preferred stock is not “more likely than not” to occur within the meaning of applicable Treasury Regulations. However, the IRS may take a contrary position from that described above, which could affect the timing and character of a holder’s income on the series C preferred stock.

CUSIP:	253868 509

Sole Bookrunner:	Credit Suisse Securities (USA) LLC

This communication is intended for the sole use of the person to whom it is provided by the sender.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-500-5408.

Dated: April 4, 2007

ANY DISCLAIMER OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

SCHEDULE III

Schedule of Free Writing Prospectuses included in the Disclosure Package.

The Pricing Supplement set forth in Schedule II hereto.